Exhibit 4.1

SEE REVERSE SIDE FOR TRANSFER INSTRUCTIONS

Incorporated Under the Laws of Delaware

No.	Shares

LIGHTSPACE CORPORATION

COMMON STOCK

THIS CERTIFIES THAT                      is the owner of                                                              Shares of the Capital Stock of Lightspace Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed the           day of             A.D.         .

[Seal of Lightspace Corporation]

President	Treasurer

SHARES $0.0001 Par Value EACH

[Reverse]

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CERTIFICATE FOR            SHARES of the Capital Stock

LIGHTSPACE CORPORATION

ISSUED TO

DATE

For Value Received,         hereby sell, assign and transfer unto                                                                                                                Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                 Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.